Sub-Item 77Q1(a)

Copies of any material amendments to the registrant's charter or bylaws:

Amended Schedule B, dated November 15, 2012, to the Declaration of Trust, as filed with the Securities and
Exchange Commission on November 21, 2012 (Accession Number 0001193125-12-478646).

Amended and Restated By-Laws dated December 31, 2012. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange
Commission on January 18, 2013 (Accession Number 0001193125-13-017190).